Exhibit 99.1

Interpace Biosciences’ Audit Committee Investigation Finds Complaints Unsubstantiated

PARSIPPANY, NJ, Oct. 14, 2020 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (Nasdaq: IDXG) announced today that the Audit Committee of the Board of Directors has completed an independent investigation into complaints of certain employment and billing and compliance matters and concluded that the allegations made in the complaints are unsubstantiated and that there was no evidence of any illegal acts.

As set forth in the Company’s Notification of Late Filing on Form 12b-25 filing announcing the Company’s inability to timely file its Form 10-Q for the quarter ended June 30, 2020, in July 2020, the Company received letters from employees, one of whom has left the Company’s employ, concerning certain employment and billing and compliance matters. In response, the Company informed its Audit Committee and Regulatory Compliance Committee as well as its independent registered public accounting firm. The Audit Committee commenced an investigation of these matters with the assistance of independent counsel and advisors thereto. The Audit Committee concluded that the allegations were not substantiated and that there was no evidence of any illegal acts.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a CEP whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:
Investor Relations
Edison Group
Megan Paul
(646) 653-7034
mpaul@edisongroup.com